EXHIBIT 10.18

$1,500,000.00                                                   FEBRUARY 7, 2005
                                                                ----------------

                                     8% NOTE

         FOR VALUE RECEIVED, LMIC, INC., a Delaware corporation (the "COMPANY"), hereby promises to pay to the order of ALLEGIANT CAPITAL GROUP, LLC, a limited liability company having an address at 520 Madison Avenue, New York, New York 10022 (the "HOLDER") or his or its registered assigns or successors in interest, on order, the sum of ONE MILLION FIVE HUNDRED THOUSAND DOLLARS ($1,500,000) or such other amount as may be from time to time owing to the Holder hereunder, together with any accrued and unpaid interest hereon, on June 30, 2005 (the "MATURITY DATE") if not sooner paid.

                                   ARTICLE I
                   COMMITMENT TO LEND; INTEREST & AMORTIZATION

         1.1. Commitment to Lend. The Holder does hereby covenant and agree, within three (3) days of the written request of the Company given at any time between March 15, 2005 and March 31, 2005 (the "FUNDING DATE"), to lend to the Company the sum of One Million Five Hundred Thousand ($1,500,000) Dollars (the "LOAN"). The only condition to the Holder's commitment to make the Loan shall be that the Company shall, on the date it shall request funds from the Holder, be solvent and capable of paying its debts in the ordinary course of business, after giving effect to the use of the proceeds of the Loan. The Company may use up to $500,000 of the proceeds of the Loan to payment of certain short-term indebtedness, and the balance shall be used for working capital.

         1.2. Interest Rate and Payment. Interest on this Note shall be payable as to the outstanding principal only, at the rate of 8% per annum, payable on the Maturity Date of this Note.

         1.3. Principal Payment. The entire amount of this Note shall be payable as to principal, together with all accrued and unpaid interest, on the earlier of (a) six (6) months following the Funding Date, or (b) September 30, 2005 (the "MATURITY DATE").

         1.4 Prepayment. The Company shall have the right at any time or from time to time to prepay this Note without premium or penalty.


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                                   ARTICLE II
                                EVENTS OF DEFAULT

         Upon the occurrence and continuance of an Event of Default beyond any applicable grace period, the Holder, at its sole and absolute discretion, may make all sums of principal and interest fees then remaining unpaid hereon and all other amounts payable hereunder due and payable within ten (10) Business Days after written notice from Holder to Company (each occurrence being a "DEFAULT NOTICE PERIOD"), provided, however, that such Default Notice Period shall not apply to Sections 2.3, 2.4 and 2.5 below. If, with respect to any Event of Default within the Default Notice Period the Company cures the Event of Default, the Event of Default will be deemed to no longer exist, and except for the payment of late fees by Company, any rights and remedies of Holder pertaining to such Event of Default will be of no further force or effect.

         The occurrence and continuation of any of the following events is an "EVENT OF DEFAULT":

         2.1. Failure to Pay Principal or Interest. The Company fails to pay when due any installment of Interest hereon or the unpaid principal amount of this Note on the Maturity Date in accordance herewith.

         2.2. Material Breach of Covenant. The Company breaches any material covenant or other term or condition of this Note in any material respect and such breach, if subject to cure, continues for a period of twenty (20) calendar days after notice of such breach is given by the Holder.

         2.3. Receiver or Trustee. The Company shall make an assignment for the benefit of creditors, or apply for or consent to the appointment of a receiver or trustee for it or for a substantial part of its property or business; or such a receiver or trustee shall otherwise be appointed.

         2.4. Judgments. Any money judgment, writ or similar final process shall be entered or filed against the Company, Holdings or Best or of their property or other assets for more than $1,000,000, and shall remain unvacated, unbonded or unstayed for a period of ninety (90) days.

         2.5. Bankruptcy. Bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings or relief under any bankruptcy law or any law for the relief of debtors shall be instituted by or against the Company, Holdings or Best and in the case of such proceeding instituted against the Company, Holdings or Best, and such proceeding shall not be dismissed, discharged or lifted within sixty (60) calendar days from the initial occurrence of such event.

                                  ARTICLE III
                                  MISCELLANEOUS

         3.1. Failure or Indulgence Not Waiver. No failure or delay on the part of the Holder hereof in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. All rights and remedies existing


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hereunder  are  cumulative  to, and not  exclusive  of,  any rights or  remedies otherwise available.

         3.2. Notices. Any notice herein required or permitted to be given shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party notified, (ii) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient, if not, then on the next Business Day, (iii) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (iv) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the Company at the address provided in the Subscription Agreement executed in connection herewith, and to the Holder at the address provided in the Subscription Agreement for such Holder, or at such other address as the Company or the Holder may designate by ten days advance written notice to the other parties hereto.

         3.3. Amendment Provision. The term "Note" and all reference thereto, as used throughout this instrument, shall mean this instrument as originally executed, or if later amended or supplemented, then as so amended or supplemented, and any successor instrument issued pursuant to this Note, as it may be amended or supplemented.

         3.4. Assignability. This Note shall be binding upon the Company and its successors and assigns, and shall inure to the benefit of the Holder and its successors and assigns, and may be assigned by the Holder in accordance with the requirements of the Subscription Agreement and applicable federal and state securities laws.

         3.5. Governing Law.

         (a) This Note cannot be changed or terminated orally, and shall be governed by and construed in accordance with the laws of the State of New York, without regard to principles of conflicts of laws. Any action brought by either party against the other concerning the transactions contemplated by this Note shall be brought only in any state or federal court sitting in the County and City of New York, State of New York; provided that nothing contained in this Note shall be deemed to preclude Holder from bringing suit or taking other legal action in any other court of competent jurisdiction and nothing shall be deemed to preclude the Company from asserting any defenses or counterclaims in any such actions. Both the Company and the individual executing this Note on behalf of the Company agree to submit to the jurisdiction of such courts and waive trial by jury. The Company and the individual executing this Note further consent that any summons, subpoena or other process or papers (including, without limitation, any notice or motion or other application to either of the aforementioned courts or a judge thereof) or any notice in connection with any proceedings hereunder, may be served by registered or certified mail, return receipt requested, or by personal service provided a reasonable time for appearance is permitted, or in such other manner as may be permissible under the rules of said courts. The Company and the individual executing this Note waive any objection to jurisdiction and venue of any action instituted hereon in the Supreme Court for the State of New York, County of New York or the United States District Court for the Southern District of New York and shall not assert any defense based on lack of jurisdiction or venue or based upon forum non conveniens in any action brought in either such court.


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         (b) The  prevailing  party shall be entitled to recover  from the other party its reasonable attorney's fees and costs.

         (c) In the event that any provision of this Note is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or unenforceability of any other provision of this Note.

         3.6. Maximum Payments. Nothing contained herein shall be deemed to establish or require the payment of a rate of interest or other charges in excess of the maximum permitted by applicable law. In the event that the rate of interest required to be paid or other charges hereunder exceed the maximum permitted by such law, any payments in excess of such maximum shall be credited against amounts owed by the Company to the Holder and thus refunded to the Company.

         3.7. Construction. Each party acknowledges that its legal counsel participated in the preparation of this Note and, therefore, stipulates that the rule of construction that ambiguities are to be resolved against the drafting party shall not be applied in the interpretation of this Note to favor any party against the other.

       [Balance of page intentionally left blank; signature page follows.]



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         IN WITNESS  WHEREOF,  the  Company has caused this Note to be signed in its name effective as of this 7th day of February, 2005.

                                           LMIC, INC.


                                           By: /s/ Luis P. Negrete
                                           ------------------------
                                           Name: Luis P. Negrete
                                           ------------------------
                                           Title: President and COO
                                           ------------------------

WITNESS:

-------------------------------



ACCEPTED AND AGREED TO:

ALLEGIANT CAPITAL GROUP, L.L.C.


BY: /s/ Michael Staisil
    --------------------------------
    MICHAEL STAISIL, MANAGING MEMBER



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